Exhibit 99.2

北京	上海	深圳	杭州	广州	昆明	天津	成都	宁波	福州	西安	南京	南宁	济南	香港	巴黎	马德里	硅谷
BEIJING	SHANGHAI	SHENZHEN	HANGZHOU	GUANGZHOU	KUNMING	TIANJIN	CHENGDU	NINGBO	FUZHOU	XI’AN	NANJING	NANNING	JINAN	HONG KONG	PARIS	MADRID	SILICON VALLEY

中国上海市北京西路968号嘉地中心23-25层 邮编：200041

23-25/F, Garden Square, 968 West Beijing Road, Shanghai 200041, China

电话/Tel: +86 21 52341668 传真/Fax: +86 21 52341670

网址/Website:http://www.grandall.com.cn

August 10, 2018

Weidai Ltd.

50/F, West Building, Fortune Finance Center

No. 33 Jiefang East Road

Jianggan District, Hangzhou

Zhejiang Province

People’s Republic of China

Dear Sir or Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, for the purpose of this opinion only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We act as the PRC counsel to Weidai Ltd. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (“Offered ADSs”), each Offered ADS representing certain number of ordinary shares of the Company (the “Ordinary Shares”), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the Offered ADSs on the New York Stock Exchange.

A.	Documents and Assumptions

In rendering this opinion, we have examined originals or copies of the due diligence documents provided to us by the Company and the PRC Companies and such other documents, corporate records and certificates issued by the governmental authorities in the PRC (collectively the “Documents”).

In rendering this opinion, we have assumed without independent investigation that (the “Assumptions”):

(i)	All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(ii)	Each of the parties to the Documents, other than the PRC Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)	The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

(iv)	The laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(v)	All requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this legal opinion are true, correct and complete.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

M&A Rules	means	The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by six PRC regulatory agencies, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, and the State Administration of Foreign Exchange, which became effective on September 8, 2006 and was amended on June 22, 2009 by the Ministry of Commerce.

PRC Companies	means	collectively, the entities listed in Schedule I hereto, and each, a “PRC Company”.

PRC Laws	means	all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and supreme court’s judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

PRC Subsidiary	means	Weidai Co., Ltd. (微贷有限公司)

VIE	means	Weidai (Hangzhou) Financial Information Service Ltd. (微贷（杭州）金融信息服务有限公司)

VIE Agreements	means	various agreements listed in Schedule II attached hereto.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

(i)       Corporate Structure. The descriptions of the corporate structure and contractual arrangements of the PRC Companies as set forth in the Registration Statement under the captions “Prospectus Summary” and “Corporate History and Structure” are true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. The corporate structure of the Company (including the ownership structure of the Company and each of the PRC Companies, individually or in the aggregate), is in compliance with the PRC Laws. Based on our understanding of PRC Laws, each of the VIE Agreements is legal, valid and binding, and enforceable in accordance with its terms and applicable PRC Laws. However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws, and there can be no assurance that the PRC government will ultimately take a view that is consistent with our opinion stated above.

(ii)       M&A Rule. Based on our understanding of the explicit provisions of the PRC Laws as of the date hereof, given that (a) PRC Subsidiary was established by means of direct investment rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rule; (b) no explicit provision in the M&A Rules classifies the respective contractual arrangements among PRC Subsidiary, the VIEs and their shareholders as a type of acquisition transaction falling under the M&A Rule, (c) the China Securities Regulatory Commission currently has not issued any definitive rule or interpretation concerning whether the Offerings are subject to the M&A Rules; and we are of the opinion that M&A Rule and related regulations do not require that the Company obtain prior China Securities Regulatory Commission approval for the listing and trading of the ADSs on the New York Stock Exchange. However, there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and our opinions stated above are subject to any new PRC Laws or detailed implementations and interpretations in any form relating to the M&A Rules, and there can be no assurance that the PRC government will ultimately take a view that is consistent with our opinion stated above.

(iii)       Enforceability of Civil Procedures. The recognition and enforcement of foreis not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcemgn judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China doeent of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(iv)       Taxation. The statements set forth in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation” with respect to the PRC tax laws and regulations, constitute true and accurate descriptions of the matters described therein in all material aspects, and constitute our legal opinion.

(v)       PRC Laws. All statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors,” “Dividend Policy”, “Related Party Transactions”, “Business”, “Corporate History and Structure”, “Regulations”, “Enforceability of Civil Liabilities”, “Taxation”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material aspects, and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in all material aspects.

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

(i)	Our opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC;

(ii)	The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(iii)	Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC;

(iv)	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above;

(v)	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Operating Companies and PRC government officials;

(vi)	This opinion is intended to be used in the context which is specifically referred to herein;

(vii)	As used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion;

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Grandall Law Firm (Shanghai)

Grandall Law Firm (Shanghai)

Schedule I

PRC Companies

1.	Weidai Co., Ltd. (微贷有限公司)
2.	Weidai (Hangzhou) Financial Information Service Ltd. (微贷（杭州）金融信息服务有限公司)
3.	Ruituo (Hangzhou) Internet Financial Information Services Co., Ltd. (锐拓（杭州）互联网金融信息服务有限公司)
4.	Foshan Hongliang Investment Advisory Co., Ltd. (佛山宏良投资咨询有限公司)
5.	Hangzhou Qiantangli Catering Management Co. , Ltd (杭州乾塘里餐饮管理有限公司)
6.	Hangzhou Yaohong Internet Technology Co., Ltd. (杭州尧泓网络科技有限公司)
7.	Yiwu Weirui Internet Technology Co., Ltd. (义乌微锐网络科技有限公司)
8.	Qianwei (Hangzhou) Technology Co., Ltd. (千微(杭州)科技有限公司)
9.	Hangzhou Jingwei Assets Management Co., Ltd. (杭州京微资产管理有限公司)
10.	Hangzhou Yiqitou Investment Advisory Co., Ltd. (杭州易起投资咨询有限公司)
11.	Liangche (Hangzhou) Internet Technology Co., Ltd. (靓车（杭州）网络科技有限公司)
12.	Horgos Weichepai Information Technology Co., Ltd. (霍尔果斯微车拍信息技术有限公司)
13.	Fuzhou Weidai Online Microcredit Co., Ltd. (抚州微贷网络小额贷款有限公司)
14.	Khorgos Micron Internet Technology Co., Ltd. (霍尔果斯微米互联网科技有限公司)
15.	Khorgos Weiyi Internet Technology Co., Ltd. (霍尔果斯微一网络科技有限公司)
16.	Hangzhou Yaowei Technology Co., Ltd. (杭州尧微科技有限公司)
17.	Hangzhou Jiniuniu Technology Co., Ltd. (北京机牛牛科技有限公司)
18.	Hangzhou Weiche Auction Co., Ltd. (杭州微车拍卖有限公司)
19.	Zhengzhou Warehousing Services Co., Ltd. (郑州网链通仓储服务有限公司)
20.	Hangzhou Weian Automobile Rental Co., Ltd. (杭州微安汽车租赁有限公司)

Schedule II

VIE Agreements

Exclusive Business Cooperation Agreement between Weidai Co., Ltd. and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Exclusive Call Option Contract among Weidai Co., Ltd., Mr. Hong Yao, Suzhou Weixin Zhonghua Venture Investment Partnership (Limited Partnership), Deqing Jinxiu Management Consulting Partnership (Limited Partnership), Hangzhou Lihai Internet Venture Investment Partnership (Limited Partnership), Zhejiang Hakim Unique Finance Service Co., Ltd., Zhejiang Zheshang Lihai Venture Investment Partnership (Limited Partnership), Shenzhen Guosheng Qianhai Investment Co., Ltd., Qingdao Oriental Capital Investment Co., Ltd., Beijing Dongyitianzheng Investment Co., Ltd., Hangzhou Shanan Investment Partnership (Limited Partnership) and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Share Pledge Agreement among Weidai Co., Ltd., Beijing Dongyitianzheng Investment Co., Ltd. and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Share Pledge Agreement among Weidai Co., Ltd., Deqing Jinxiu Management Consulting Partnership (Limited Partnership) and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Share Pledge Agreement among Weidai Co., Ltd., Hangzhou Lihai Internet Venture Investment Partnership (Limited Partnership) and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Share Pledge Agreement among Weidai Co., Ltd., Hangzhou Shanan Investment Partnership (Limited Partnership) and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Share Pledge Agreement among Weidai Co., Ltd., Qingdao Oriental Capital Investment Co., Ltd. and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Share Pledge Agreement among Weidai Co., Ltd., Shenzhen Guosheng Qianhai Investment Co., Ltd. and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Share Pledge Agreement among Weidai Co., Ltd., Suzhou Weixin Zhonghua Venture Investment Partnership (Limited Partnership) and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Share Pledge Agreement among Weidai Co., Ltd., Mr. Hong Yao and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Share Pledge Agreement among Weidai Co., Ltd., Zhejiang Hakim Unique Finance Service Co., Ltd. and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Share Pledge Agreement among Weidai Co., Ltd., Zhejiang Zheshang Lihai Venture Investment Partnership (Limited Partnership) and Weidai (Hangzhou) Financial Information Service Ltd., dated April 10, 2018;

Spouse Consent Letter of Mr. Hong Yao, dated April 10, 2018;

Power of Attorney among Weidai Co., Ltd., Mr. Hong Yao, Suzhou Weixin Zhonghua Venture Investment Partnership (Limited Partnership), Deqing Jinxiu Management Consulting Partnership (Limited Partnership), Hangzhou Lihai Internet Venture Investment Partnership (Limited Partnership), Zhejiang Hakim Unique Finance Service Co., Ltd., Zhejiang Zheshang Lihai Venture Investment Partnership (Limited Partnership), Shenzhen Guosheng Qianhai Investment Co., Ltd., Qingdao Oriental Capital Investment Co., Ltd., Beijing Dongyitianzheng Investment Co., Ltd. and Hangzhou Shanan Investment Partnership (Limited Partnership), dated April 10, 2018.